                                                                Exhibit 10.20

                               MASTER AGREEMENT

     AGREEMENT, dated as of December 2, 1997, between TIMES SQUARE PARTNERS LLC, a New York limited liability company having an office at c/o Property Markets Group, 300 East 42nd Street, New York, New York 10017 (the "Company"), INTELL TIMES SQUARE, LLC, a New York limited liability company having an office at c/o Property Markets Group, 300 East 42nd Street, New York, New York 10017 ("Intell"), MADISON BROADWAY ASSOCIATES LLC, a New York limited liability company having an office at 875 Third Avenue, New York, New York 10022 ("Madison"), and PLANET HOSPITALITY HOLDINGS, INC., a Florida corporation, having an office at 7380 Sand Lake Road, Orlando, FL 32819 ("Planet Hollywood").

                             W I T N E S S E T H:

     WHEREAS, Intell Real Estate Management and Investment Company ("Assignor Intell") and Madison formed a limited liability company pursuant to the New York Limited Liability Company Act, et seq., as amended from time to time, by filing on March 19, 1997, Articles of Organization of the Company with the office of the Secretary of State of the State of New York;

     WHEREAS, Assignor Intell assigned all of its right, title and interest in and to the Company to Intell; and

     WHEREAS, Intell owns a ninety percent (90%) membership interest in the Company and Madison owns a ten percent (10%) membership interest in the Company; and

     WHEREAS, the Company is the contract vendee under (a) a contract to purchase that certain real property located at 1567 Broadway, New York, New York and (b) a contract to purchase certain zoning and development rights appurtenant to certain property located at 205 West 46th Street, New York, New York; and

     WHEREAS, Planet Hollywood desires to be admitted as a member in the Company and receive a membership interest in the Company, upon the terms and conditions set forth in this Agreement; and

     WHEREAS, Intell and Madison desire to admit Planet Hollywood as a member in the Company and permit Planet Hollywood to receive a membership interest in the Company, upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company intends to demolish the existing structure located on the Property and construct a mixed use hotel, retail and sign tower building thereon

(the "Project"), the retail portion of which will be operated by Planet Hollywood as a Planet Hollywood theme restaurant; and

     WHEREAS, at the closing for the acquisition of the Property pursuant to the Property Agreement, the Company intends to cause Brel to convey the Property in two (2) parcels as follows: (a) one parcel to be conveyed to Planet Hollywood, Atlantic or PH-III and consist of the volume of space below a horizontal plane at a height approximately equivalent to the height of the roof of the third floor of the proposed new building, and (b) one parcel to be conveyed to the Company and consist of the volume of space at and above such horizontal plane; and

     WHEREAS, upon the completion of the Project, the Project shall be submitted to a condominium form of ownership pursuant to Article 9-B of the Real Property Law of the State of New York, with the parties exchanging confirmatory deeds with respect to the units in the condominium which generally correspond to the respective volumes of space, subject to changes reflecting the as-built condition of the Project and the terms and provisions of the Reciprocal Easement (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:


                                  ARTICLE 1.

                                 DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings indicated:

          "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question. As used in this definition, the term "control" means the ownership, control, or power to vote more than fifty (50%) percent of the voting securities of a Person and (ii) and the power to direct or cause the direction of the management and policies of a Person.

          "Assignment Transaction" has the meaning set forth in Section 8.1(d).

          "Atlantic" has the meaning set forth in Section 15.4.

          "Brel" means Brel Associates XV, L.P.

          "Broker" has the meaning set forth in Section 11.1.

          "Capital Contribution" has the meaning set forth in Section 3.1.

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          "Cash Balance" has the meaning set forth in Section 3.1(b).

          "Closing" has the meaning set forth in Section 4.1 hereof.

          "Closing Date" has the meaning set forth in Section 4.1 hereof.

          "Closing Payment" has the meaning set forth in Section 3.1 hereof.

          "Company Parties" means, collectively, the Company, Intell and Madison. "Company Party" means any one of the Company Parties.

          "Company's Percentage" means seventy-five percent (75%).

          "Development Rights" means the zoning and development rights and other rights to be sold by Lunt pursuant to the Development Rights Agreement.

          "Development Rights Agreement" means that certain Development Rights Purchase Agreement, dated June 16, 1997, between Lunt, as seller, and the Company, as purchaser, as the same may be hereafter amended, modified, supplemented or extended.

          "Development Rights Agreement Closing" means the closing of the sale and purchase of the Development Rights pursuant to the Development Rights Agreement.

          "Development Rights Agreement Closing Documents" means the documents and instruments to be delivered by Lunt to the Company at the Development Rights Agreement Closing pursuant to the Development Rights Agreement.

          "Deposit" has the meaning set forth in Section 3.1(a).

          "Directed Documents Transaction" has the meaning set forth in
Section 8.1(d).

          "Escrow Agent" means Fried Frank Harris Shriver & Jacobson.

          "First Improvements Escrow Payment" has the meaning set forth in
Section 3.1(a).

          "Guarantor" means Planet Hollywood International, Inc.

          "Hotel Unit" has the meaning set forth in the Reciprocal
Easement.

          "Hotel Parcel" has the meaning set forth in the Reciprocal
Easement.

          "Improvements Agreement" means the Improvements Agreement in the form of Exhibit C annexed hereto, as the same may be amended, modified or supplemented after the Closing Date.

          "Improvements Escrow Account" has the meaning set forth in
Section 3.1(a).

          "Intention to Terminate Notice" has the meaning set forth in
Section 8.1(d).

          "Land" means that certain parcel of land more particularly described on Exhibit F annexed hereto and made a part hereof.

          "Last Termination Date" has the meaning set forth in Section
8.1(d).

          "License Agreement" means that certain License Agreement in the form of Exhibit E annexed hereto, as the same may be amended, modified or supplemented after the Closing Date.

          "Lunt" means Lunt Theatre Company.

          "Member" has the meaning set forth in the Operating Agreement.

          "Membership Interest" has the meaning set forth in the Operating Agreement.

          "Operating Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company in the form of Exhibit A annexed hereto, as the same may be amended, modified or supplemented after the Closing Date.

          "Outside Date" has the meaning set forth in Section 8.1(a).

          "Person" means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

          "PH-III" means Planet Hollywood (Region III), Inc.

          "PH Indemnity" has the meaning set forth in Section 8.1(d).


          "Planet Hollywood's Percentage" means twenty-five percent (25%).

          "Planet Hollywood Interest" has the meaning given in Section 2.1 hereof.

          "Project" has the meaning set forth in the recitals hereof.

          "Property" means the Land and the improvements to be conveyed by the seller under the Property Agreement.

          "Property Agreement" means that certain Purchase and Sale Agreement between Brel, as seller, and the Company, as purchaser, dated as of April 7, 1997, for the purchase and sale of the Property, as the same may be hereafter amended, modified, supplemented or extended.

          "Property Agreement Closing" means the closing of the sale and purchase of the Property pursuant to the Property Agreement.

          "Property Agreement Closing Documents" means the documents and instruments to be delivered by Brel to the Company at the Property Agreement Closing pursuant to the Property Agreement.

          "Reciprocal Easement" means the Declaration of Easements in the form of Exhibit B annexed hereto, as the same may be amended, modified or supplemented after the Closing Date.

          "Request for Assignment Notice" has the meaning set forth in
Section 8.1(d).

          "Retail Parcel" has the meaning set forth in the Reciprocal
Easement.

          "Retail Unit" has the meaning set forth in the Reciprocal
Easement.

          "Retail Unit Contribution" has the meaning set forth in Section
3.1.

          "Second Improvements Escrow Payment" has the meaning set forth in
Section 3.1(b).

          "Suntrust" has the meaning set forth in Section 15.4.


                                  ARTICLE 2.

                 MEMBERSHIP INTEREST; PURCHASE OF RETAIL UNIT

     Section 2.1. Membership Interest. At the Closing, the Company agrees to admit Planet Hollywood as a Member of the Company and permit Planet Hollywood to receive a twenty percent (20%) Membership Interest in the Company (such Membership Interest being referred to herein as the "Planet

Hollywood Interest"), and Planet Hollywood agrees to be admitted as a Member of the Company and receive the Planet Hollywood Interest, subject to and in accordance with the terms and conditions of this Agreement.

     Section 2.2. Retail Parcel and Hotel Parcel. At the Closing, the Company agrees to direct Brel to convey the Property to the Company and Planet Hollywood or Atlantic in two (2) parcels as follows: (a) the Retail Parcel shall be conveyed to Planet Hollywood, Atlantic or PH-III and (b) the Hotel Parcel shall be conveyed to the Company. Planet Hollywood agrees to accept such portion of the Property comprising the Retail Parcel at the Closing in accordance with the terms and conditions of this Agreement and the Reciprocal Easement.


                                ARTICLE 3.

                 CAPITAL CONTRIBUTION; RETAIL UNIT CONTRIBUTION

     Section 3.1. Payment of Capital Contribution and Retail Unit Contribution. The capital contribution (the "Capital Contribution") to be made by Planet Hollywood for the Planet Hollywood Interest is Seven Million and 00/100 ($7,000,000) Dollars. The contribution (the "Retail Unit Contribution") to be made by Planet Hollywood for the Retail Parcel is Thirty-Three Million and 00/100 ($33,000,000) Dollars. The Retail Unit Contribution consists of Eighteen Million and 00/100 ($18,000,000) Dollars for the purchase price of the Retail Parcel and Fifteen Million and 00/100 ($15,000,000) Dollars for the construction of the base-building portion of the Retail Unit as further described in the Improvements Agreement. The Capital Contribution and Retail Unit Contribution, being in the aggregate amount of Forty Million and 00/100 ($40,000,000) Dollars, is collectively referred to as the "Closing Payment", which Closing Payment is payable by Planet Hollywood as follows:

    (a) Thirty Three Million ($33,000,000) Dollars on the date hereof, by wire transfer of immediately available federal funds to an account of Escrow Agent designated by the Company which sum shall consist of (i) Eight Million Five Hundred Thousand ($8,500,000) Dollars (such amount, together with the interest earned thereon, being referred to herein as the "Deposit"), which Deposit shall be held and disbursed by Escrow Agent in accordance with the provisions set forth in Section 3.2 below; (ii) Sixteen Million Five Hundred Thousand ($16,500,000) Dollars (the "Cash Balance"), which Cash Balance shall be disbursed by Escrow Agent at the Closing to an account designated by the Company; and (iii) Eight Million ($8,000,000) Dollars (the "First Improvements Escrow Payment"), which First Improvements Escrow Payment shall be transferred by the Escrow Agent at the Closing to an account (the "Improvements Escrow Account") of Escrow Agent (or, if required by the lender providing construction financing for the Project, another third-party independent custodial escrow agent such as a title insurance company or institutional bank designated by such lender providing construction financing for the Project and reasonably acceptable to the Company), in accordance with the terms and conditions set forth in the Improvements Agreement; and

    (b) Five Million ($5,000,000) Dollars on or before the tenth (10th) day after the Closing (the "Second Improvements Escrow Payment"), to be paid by Planet Hollywood by wire transfer of immediately available federal funds to the Improvements Escrow Account (or, if required by the lender providing construction financing for the Project, another third-party independent custodial escrow agent such as a title insurance company or institutional bank designated by such lender providing construction financing for the Project and reasonably acceptable to the Company), which sum shall be held and disbursed in accordance with the terms and conditions set forth in the Improvements Agreement; provided, however, that if Planet Hollywood shall fail to make the Second Improvements Escrow Payment on or before the tenth (10th) day after the Closing, interest shall accrue thereon at the rate of fifteen percent (15%) per annum, compounded daily, until fully paid; and

   (c) (i) Two Million ($2,000,000) Dollars, to be paid by Planet Hollywood in accordance with the terms and conditions set forth in the Improvements Agreement.

          (ii)  Notwithstanding anything to the contrary contained in this
Section 3.1, in the event the Closing does not occur on or before December 5, 1997, Escrow Agent is hereby irrevocably authorized and directed to promptly return the sum of Twenty Four Million Five Hundred Thousand ($24,500,000) Dollars, representing the Cash Balance and the First Improvements Escrow Payment, together with interest thereon, by wire transfer of immediately available federal funds to an account as designated by Planet Hollywood; provided, however, that in the event the Closing occurs on a date that is after December 5, 1997 and the Cash Balance and the First Improvements Escrow Payment was returned to Planet Hollywood in accordance with the immediately preceding clause in this
Section 3.1(c)(ii), then, in such event, Planet Hollywood shall pay the Cash Balance ($16,500,000), the First Improvements Escrow Payment ($8,000,000), the Second Improvements Escrow Payment ($5,000,000), and the remaining unpaid portion of the Closing Payment ($2,000,000) as follows:

     (A) Sixteen Million Five Hundred Thousand ($16,500,000) Dollars representing the Cash Balance, to be paid at the Closing by wire transfer of immediately available federal funds to an account as designated by the Company;

     (B) Eight Million ($8,000,000) Dollars, representing the First Improvements Escrow Payment, to be paid at the Closing by wire transfer of immediately available federal funds to the Improvements Escrow Account (or, if required by the lender providing construction financing for the Project, another third-party independent custodial escrow agent such as a title insurance company or institutional bank designated by such lender providing construction financing for the Project and reasonably acceptable to the Company), which sum shall be held and disbursed in accordance with the terms and conditions set forth in the Improvements Agreement;

    (C) Five Million ($5,000,000) Dollars, representing the Second Improvements Escrow Payment, shall be paid pursuant to, and in accordance with, Section 3.1(b) hereof; and

    (D) Two Million ($2,000,000) Dollars, representing the remaining balance of the Closing Payment, shall be paid pursuant to, and in accordance with, Section 3.1(c)(i) hereof.

     Section 3.2.   Escrow of Deposit.

    (a) The Deposit shall be delivered to Escrow Agent in accordance with the provisions of Section 3.1 hereof, and shall be held by Escrow Agent until the Closing or sooner termination of this Agreement. Escrow Agent shall pay over or apply the Deposit in accordance with the terms of this
Section 3.2. Any interest earned on the Deposit or any portion thereof shall be paid to the same party entitled to the Deposit or any portion thereof hereunder (as and when such party is entitled to the Deposit or such portion thereof), and the party receiving such interest shall pay any income taxes thereon. For purposes thereof, the tax identification numbers of the parties hereto are as follows: 13-3955711 (the Company); and 59-3468493 (Planet Hollywood).

    (b) At the Closing, the Deposit shall be paid by Escrow Agent to or as directed by the Company. Interest earned on the Deposit shall be credited against the Cash Balance.

    (c) If for any reason the Closing does not occur, then Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from the Company and Planet Hollywood or a final judgment of a court having jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Deposit with the clerk of any federal or state court sitting in the State of New York or a court having jurisdiction in the county in which the Property is located. Escrow Agent shall give written notice of such deposit to the Company and Planet Hollywood. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

    (d) The parties acknowledge that Escrow Agent (i) is acting solely as a stakeholder at their request and for their convenience, (ii) shall not be deemed to be the agent of either of the parties and (iii) shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, willful disregard of this

Agreement or involving gross negligence. The Company and Planet Hollywood shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

    (e) Escrow Agent shall invest the Deposit in an interest bearing account at Citibank, N.A. Escrow Agent shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

    (f) Upon any delivery of the amount remaining in escrow as provided in Sections 3.2(b) or 3.2(c) above, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the escrow or under this Agreement. Escrow Agent shall not be bound by any modification to this Section 3.2 unless Escrow Agent shall have agreed to such modification in writing.

    (g) Escrow Agent shall be entitled to rely or act upon any notice, instrument or document believed by Escrow Agent to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

    (h) Escrow Agent shall be entitled to retain attorneys of its choice, including itself, in connection with this escrow and Escrow Agent may continue to represent the Company and Intell in connection with this Agreement, or any dispute which may arise hereunder or otherwise.

    (i) Escrow Agent has acknowledged agreement to the foregoing provisions of this Section 3.2 by signing in the place indicated on the signature page of this Agreement.


                                  ARTICLE 4.

                                   CLOSING

     Section 4.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at such offices in the City of New York as shall be designated by the Company, and shall occur at the same time and on the same date as the Property Agreement Closing (such date being the "Closing Date"). TIME

SHALL BE OF THE ESSENCE with respect to the Company Parties' and Planet Hollywood's obligation to close on the Closing Date. As of the date hereof and pursuant to the exercise of rights set forth in the Property Agreement, the Property Agreement Closing is scheduled to occur on December 3, 1997. Within one (1) business day after giving to or receiving from Brel any notice changing the scheduled date of the Property Agreement Closing, the Company shall give notice of such change to Planet Hollywood.

    Section 4.2. Order of Closing. The Company Parties and Planet Hollywood acknowledge and agree that the transactions constituting the Closing under this Agreement and the transactions constituting the Property Agreement Closing and Development Rights Agreement Closing shall occur substantially contemporaneously; provided, however, the Company Parties and Planet Hollywood agree that the Closing under this Agreement shall occur immediately prior to the Property Agreement Closing and Development Rights Agreement Closing so that a portion of the proceeds of the Closing Payment may be used to satisfy the obligations of the purchaser under the Property Agreement and Development Rights Agreement.


                                  ARTICLE 5.

                               CLOSING DELIVERIES

     Section 5.1. Documents and Payments to be Delivered at the Closing. At the Closing, the Company Parties and/or Planet Hollywood, as the case may be, shall make, or cause to be made, the following payments and deliveries:

    (a) Planet Hollywood shall pay, or direct the Escrow Agent to pay, the Cash Balance and the First Improvements Escrow Payment, and Planet Hollywood shall pay any other amounts payable by Planet Hollywood to or as directed by the Company, at the Closing, pursuant to this Agreement.

    (b) Intell, Madison and Planet Hollywood, and such other Persons as Intell shall designate to be members of the Company, shall each execute, acknowledge and deliver the Operating Agreement.

    (c) The Company shall execute, acknowledge and deliver the Improvements Agreement, and Planet Hollywood shall cause each of Atlantic and PH-III to execute, acknowledge and deliver the Improvements Agreement.

    (d) The Company shall execute, acknowledge and deliver the Reciprocal Easement, and Planet Hollywood shall cause Atlantic and PH-III to execute, acknowledge and deliver the Reciprocal Easement.

    (e) The Company shall execute, acknowledge and deliver the License Agreement, and Planet Hollywood shall cause each of Guarantor, PH-III and Planet Hollywood (Region IV), Inc. to execute, acknowledge and deliver the License Agreement.

    (f) The Company Parties shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by the Company Parties at Closing, and Planet Hollywood shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by Planet Hollywood at Closing.

    (g) Planet Hollywood shall deliver to the Company Parties (i) a copy of the certificate of incorporation of Planet Hollywood, certified as true and correct by an officer of Planet Hollywood and (ii) a certified copy of such corporate documents of Planet Hollywood as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary corporate action of Planet Hollywood.

    (h) The Company shall deliver to Planet Hollywood a copy of the Articles of Organization of the Company, certified as having been filed with the State of New York Department of State.

    (i) Intell shall deliver to Planet Hollywood (i) a copy of the Articles of Organization of Intell, certified as having been filed with the State of New York Department of State and (ii) a certified copy of such documents of Intell as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary company action of Intell.

    (j) Madison shall deliver to Planet Hollywood (i) a copy of the Articles of Organization of Madison, certified as having been filed with the State of New York Department of State and (ii) a certified copy of such documents of Madison as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary company action of Madison.

    (k) The Company shall deliver to Planet Hollywood a copy of the closing documents delivered by Brel to the Company at the Property Agreement Closing pursuant to the Property Agreement, including, without limitation, the original deed conveying the Retail Parcel to Planet Hollywood, and a copy of the title insurance commitment insuring fee title to the Retail Parcel in Planet Hollywood.

    (l) The Company shall deliver to Planet Hollywood a copy of the closing documents delivered by Lunt to the Company at the Development Rights Agreement Closing pursuant to the Development Rights Agreement.

    (m) Planet Hollywood shall cause Atlantic and/or PH-III to execute, acknowledge and deliver such Development Rights Agreement Closing Documents and Property Agreement Closing Documents as are required to be executed by the owner of fee title to the Retail Parcel, including, without limitation, the zoning lot declaration, zoning lot development agreement, and all New York City and New York State transfer tax forms.


                                  ARTICLE 6.

                            CONDITIONS TO CLOSING

     Section 6.1. Conditions to Planet Hollywood's Obligation to Close. Planet Hollywood's obligation to pay the Capital Contribution and Retail Unit Contribution is subject to the satisfaction of the condition precedent (which may be waived by Planet Hollywood) that (i) this Agreement shall be in full force and effect and there shall not then exist any event which would allow Planet Hollywood to terminate this Agreement pursuant to the terms of this Agreement and (ii) subject to the provisions of Section 4.2 hereof, the Development Rights Agreement Closing shall occur substantially contemporaneously with the Closing.

     Section 6.2. Conditions to the Company Parties' Obligation to Close. The Company Parties' obligation to admit Planet Hollywood as a Member in the Company and permit Planet Hollywood to receive the Planet Hollywood Interest and purchase the Retail Parcel is subject to the satisfaction of the condition precedent (which may be waived by the Company) that this Agreement shall be in full force and effect and there shall not then exist any event which would allow the Company to terminate this Agreement pursuant to the terms of this Agreement.


                                  ARTICLE 7.

                        REPRESENTATIONS AND WARRANTIES

     Section 7.1. Representations and Warranties as to the Company. The Company represents and warrants to Planet Hollywood that, as of the date hereof:

    (a) Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York. The Company has limited liability company powers adequate for the making and performing of this Agreement, has taken all limited liability company action required to execute, deliver and perform this Agreement and to make the provisions of this Agreement binding upon the Company the valid and enforceable obligations of the Company they purport to be and has caused this Agreement to be executed by a duly authorized member or members of the Company.

    (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by the Company does not conflict with any provision of the operating agreement of the Company or any law or regulation to which the Company is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which the Company is bound or any order or decree applicable to the Company or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and the Company has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by the Company of this Agreement.

    (c) Legal Action Against The Company. There is no action, suit or proceeding pending against the Company in any court or by or before any other governmental agency or instrumentality which (a) would adversely affect the ability of the Company to perform its obligations under this Agreement or (b) has, or is likely to have, a material adverse effect on the financial condition, operations or business prospects of the Company.

    (d) Bankruptcy of The Company. The Company has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against the Company. The Company is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render the Company insolvent.

    (e) Property Agreement. The Property Agreement is in full force and effect and the Company has no knowledge of any default by either party to the Property Agreement nor has the Company given or received written notice of any default under the Property Agreement.

    (f) Development Rights Agreement. The Development Rights Agreement is in full force and effect and the Company has no knowledge of any default by either party to the Development Rights Agreement nor has the Company given or received written notice of any default under the Development Rights Agreement.

    (g) Sign Agreement. At the request of the Company, Brel has sent a notice to terminate the Sign Agreement (as defined in the Property Agreement).

    (h) Financial Statement. The financial statements of the Company attached hereto as Exhibit D have been prepared from the books and records of the Company on an accrual basis for Federal income tax purposes consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of the Company as at their respective dates for the periods covered thereby.

    (i) Feasibility Studies. The Company has made available to Planet Hollywood all written feasibility reports commissioned by the Company regarding the Project, which feasibility reports are, to the Company's knowledge, true, accurate and complete copies of the reports provided by the applicable third parties to the Company.

    (j) Zoning. Based upon the due diligence performed by or on behalf of the Company, which due diligence includes the retention of Frank Williams and Associates to examine applicable zoning statutes, the zoning regulations presently applicable to the Property permit restaurant and hotel use and, assuming the acquisition of the Development Rights pursuant to the Development Rights Agreement, the construction of an approximately 400 room hotel.

    (k) Demolition. The Company has filed an ACP-7, and has received an interior demolition and sidewalk bridge permit in connection with the demolition of the existing building on the Land.

    (l) Nomura Loan Documents. The documents evidencing and/or securing that certain loan contemplated by the loan commitment (the "Commitment"), dated November 7, 1997 from Nomura Asset Capital Corp. ("Nomura") to Gary Barnett and Strategic Investment Property Fund, Inc. (the "Nomura Loan Documents") shall (i) provide that a copy of all notices given by Nomura to the Company shall be given to Planet Hollywood, (ii) not prohibit the operation of the dilution provisions set forth in Sections 4.9 and 4.10 of the Operating Agreement, (iii) provide that Nomura consents to the operation of Section 12.5 of the Operating Agreement, subject to Planet Hollywood or its designee satisfying such single purpose entity, bankruptcy remote and customary legal opinion requirements of Nomura and (iv) require the delivery of the completion guaranties and contractor payment and performance bond substantially in the manner required by the Commitment.

     Section 7.2. Representations and Warranties as to Planet Hollywood. Planet Hollywood represents and warrants to the Company Parties that, as of the date hereof:

    (a) Authority; Binding on Planet Hollywood; Enforceability. Planet Hollywood is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. Planet Hollywood has corporate powers adequate for the making and performing of this Agreement, has taken all corporate action required to execute, deliver and perform this Agreement and to make the provisions of this Agreement binding upon Planet Hollywood the valid and enforceable obligations of Planet Hollywood they purport to be and has caused this Agreement to be executed by a duly authorized officer or officers of Planet Hollywood.

     (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Planet Hollywood does not conflict with any provision of the certificate of incorporation of Planet Hollywood or any law or regulation to which Planet Hollywood is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Planet Hollywood is a party or by which Planet Hollywood is bound or any order or decree applicable to Planet Hollywood or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of Planet Hollywood to perform its obligations under this Agreement; and Planet Hollywood has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Planet Hollywood of this Agreement.

     (c) Legal Action Against Planet Hollywood. Except as set forth on Schedule A annexed hereto, there is no action, suit or proceeding pending against Planet Hollywood in any court or by or before any other governmental agency or instrumentality which would adversely affect the ability of Planet Hollywood to perform its obligations under this Agreement.

     (d) Bankruptcy of Planet Hollywood. Planet Hollywood has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Planet Hollywood. Planet Hollywood is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Planet Hollywood insolvent.

     Section 7.3. Representations and Warranties as to Intell. Intell represents and warrants to Planet Hollywood that, as of the date hereof:

     (a) Organization. Intell is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York. Intell has limited liability company powers adequate for the making and performing of this Agreement, has taken all limited liability company action required to execute, deliver and perform this Agreement and to make the provisions of this Agreement binding upon Intell the valid and enforceable obligations of Intell they purport to be and has caused this Agreement to be executed by a duly authorized member or members of Intell.

     (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Intell does not conflict with any provision of the operating agreement of Intell or any law or regulation to which Intell is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Intell is a party or by which Intell is bound or any order or decree applicable to Intell or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of Intell to perform its obligations under this Agreement; and Intell has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Intell of this Agreement.

     (c) Legal Action Against Intell. There is no action, suit or proceeding pending against Intell in any court or by or before any other governmental agency or instrumentality which would adversely affect the ability of Intell to perform its obligations under this Agreement.


     (d) Bankruptcy of Intell. Intell has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Intell. Intell is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Intell insolvent.

     Section 7.4. Representations and Warranties as to Madison. Madison represents and warrants to Planet Hollywood that, as of the date hereof:

    (a) Organization. Madison is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York. Madison has limited liability company powers adequate for the making and performing of this Agreement, has taken all limited liability company action required to execute, deliver and perform this Agreement and to make the provisions of this Agreement binding upon Madison the valid and enforceable obligations of Madison they purport to be and has caused this Agreement to be executed by a duly authorized member or members of Madison.

    (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Madison does not conflict with any provision of the operating agreement of Madison or any law or regulation to which Madison is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Madison is a party or by which Madison is bound or any order or decree applicable to Madison or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of Madison to perform its obligations under this

Agreement; and Madison has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Madison of this Agreement.

     (c) Legal Action Against Madison. There is no action, suit or proceeding pending against Madison in any court or by or before any other governmental agency or instrumentality which would adversely affect the ability of Madison to perform its obligations under this Agreement.

     (d) Bankruptcy of Madison. Madison has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Madison. Madison is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Madison insolvent.

     Section 7.5. Restatement of Representations and Warranties; Survival. Each representation and warranty made in this Article VII shall be effective as of the Closing Date, and shall survive the Closing for a period of nine (9) months.


                                  ARTICLE 8.

                                  COVENANTS

     Section 8.1.  Amendment of Property Agreement; Development Rights
Agreement.

    (a) The Company shall have the right, from time to time and without Planet Hollywood's consent, to terminate (subject to the provisions of Section 8.1(d) below), amend, modify, supplement, extend or waive any of the terms and provisions of the Property Agreement and/or Development Rights Agreement (including, without limitation, any condition precedent to the obligation of the Company to consummate the Property Agreement Closing or Development Rights Agreement Closing), and, except as expressly set forth in this Agreement, nothing contained in this Agreement shall give Planet Hollywood any rights, as a third-party beneficiary or otherwise, in and to the Property Agreement, Development Rights Agreement or any of the rights of the Company thereunder. Notwithstanding the preceding sentence to the contrary, the Company shall be required to obtain Planet Hollywood's prior written consent to an amendment, modification, supplement, extension or waiver of the Property Agreement (including, without limitation, any condition precedent to the obligation of the Company to consummate the Property Agreement Closing) to the extent that such amendment, modification, supplement, extension or waiver of the Property Agreement
(i), subject to the provisions of Section 8.1(c) below, extends the Property Agreement Closing to a date after December 31, 1997 (the "Outside Date"), if such extension is requested by the Company (it being understood that an extension of the Property Agreement Closing by Brel pursuant to its rights under the Property Agreement, at law or in equity shall not be an amendment, modification, supplement, extension or waiver of the Property Agreement for purposes of this Section 8.1) or (ii) would materially and adversely affect the ability of (A) Planet Hollywood to use the Retail Unit as a Planet Hollywood theme restaurant or (B) the Company to operate the Hotel Unit as a Planet Hollywood theme hotel. If Planet Hollywood's consent is required to any amendment, modification, supplement, extension or waiver of the Property Agreement pursuant to the preceding sentence, then such consent shall be deemed granted if not denied by written notice given to the Company within five (5) business days after the request for consent is given.

     (b) Planet Hollywood agrees that (i) no Company Party shall have any obligation, and shall not be obligated to cause any other Company Party, to expend any sums of money, incur any liability, commence any litigation or proceeding or take any other action to (A) cause Brel to perform or otherwise comply with its obligations under the Property Agreement, (B) cause Lunt to perform or otherwise comply with its obligations under the Development Rights Agreement, (C) cause Brel to satisfy any condition precedent to the obligation of the Company to purchase the Property pursuant to the Property Agreement (and the Company shall have the right to elect and exercise, in the Company's sole and absolute discretion, any and all rights and remedies of the Company under the Property Agreement), or
(D) cause Lunt to satisfy any condition precedent to the obligation of the Company to purchase the Development Rights pursuant to the Development Rights Agreement (and the Company shall have the right to elect and exercise, in the Company's sole and absolute discretion, any and all rights and remedies of the Company under the Development Rights Agreement), (ii) no Company Party shall have any liability to Planet Hollywood, and shall not be in default under this Agreement, if (A) Brel shall fail to perform or otherwise comply with its obligations under the Property Agreement, (B) Lunt shall fail to perform or otherwise comply with its obligations under the Development Rights Agreement, (C) Brel shall fail to satisfy any condition precedent to the obligation of the Company to purchase the Property pursuant to the Property Agreement or (D) Lunt shall fail to satisfy any condition precedent to the obligation of the Company to purchase the Development Rights pursuant to the Development Rights Agreement and (iii) no Company Party shall have any obligation or liability to Planet Hollywood, and shall not be in default under this Agreement, if the Company is unable to perform any of its covenants, agreements or obligations under the Property Agreement and/or Development Rights Agreement for any reason.

     (c) Notwithstanding the foregoing provisions of Sections 8.1(a) and 8.1(b) to the contrary, if (i)the Company alleges that Brel has failed to perform or otherwise comply with its obligations under the Property Agreement, and the Company elects to enforce its rights and remedies against Brel pursuant to the Property Agreement, or (ii) Brel alleges that the Company has failed to perform or otherwise comply with its obligations under the Property Agreement, and Brel elects to enforce its rights and remedies against the Company pursuant to the Property Agreement and, in either such case, the Retail Unit has not been conveyed to Planet Hollywood on or before December 31, 1997, then Planet Hollywood shall have the right, as its sole and exclusive remedy, to terminate this Agreement by notice given to the Company on or before January 9, 1998. If Planet Hollywood shall so elect to terminate this Agreement, then the Deposit shall be returned to Planet Hollywood, the Company shall reimburse Planet Hollywood for the actual and reasonable out-of-pocket expenses incurred by Planet Hollywood in connection with the transaction contemplated by this Agreement, including reasonable attorneys fees, and neither party shall have any further rights or obligations under this Agreement, except those which expressly survive the termination of this Agreement.

    (d) (i) If (A) Brel shall fail to perform or otherwise comply with its obligations under the Property Agreement or shall fail to satisfy any condition precedent to the obligation of the Company to purchase the Property pursuant to the Property Agreement, (B) such failure shall give the Company the right to terminate the Property Agreement and receive a return of the deposit monies paid by the Company pursuant to the Property Agreement, (C) as a result of such failure, the Company, in the exercise of its sole and absolute discretion, shall intend to terminate the Property Agreement and Development Rights Agreement, the Company shall give notice (the "Intention to Terminate Notice") of such intention to Planet Hollywood. The Company shall give the Intention to Terminate Notice as promptly as practicable after the occurrence of the events described in the preceding subclauses (A), (B) and (C). If the Company shall send an Intention to Terminate Notice, Planet Hollywood shall have the right to elect either to (1) cause the Company to request that Brel consent to an assignment of the Property Agreement to Planet Hollywood pursuant the provisions of Section 21.01 thereof and Lunt consent to an assignment of the Development Rights Agreement to Planet Hollywood pursuant to Section 10 thereof (the "Assignment Transaction") or (2) cause the Company to request that Brel deliver the Property Agreement Closing Documents directly to Planet Hollywood and that Lunt deliver the Development Rights Agreement Closing Documents directly to Planet Hollywood (the "Directed Documents Transaction"); provided, however, that in each such event (x) Planet Hollywood shall not be in breach of any of its covenants, agreements or representations under this Agreement and (y) such election shall be exercised by notice (the "Request for Assignment Notice") received by the Company from Planet Hollywood on or before the earlier of (I) the date which is five (5) business days after the giving of the Intention to Terminate Notice and (II) the date which is eleven (11) business days prior to the last day by which the Company may exercise its right to terminate the Property Agreement as a result of such failure of Brel (such last day being referred to herein as the "Last Termination Date"), which notice shall specify whether Planet Hollywood desires to effectuate the Assignment Transaction or Directed

Documents Transaction and (z) Planet Hollywood shall make such other deliveries and payments as and when required pursuant to, and otherwise comply with the provisions of, this Section 8.1(d).

          (ii) If Planet Hollywood timely shall deliver the Request for Assignment Notice in accordance with Section 8.1(d)(i) above, then, the Company shall either (A) request that Brel and Lunt consent to an assignment of the Property Agreement to Planet Hollywood and Lunt consent to an assignment of the Development Rights Agreement to Planet Hollywood, in the case where Planet Hollywood requested the Assignment Transaction in the Request for Assignment Notice or (B) request that Brel deliver the Property Agreement Closing Documents directly to Planet Hollywood and that Lunt deliver the Development Rights Agreement Closing Documents directly to Planet Hollywood, in the case where Planet Hollywood requested the Directed Documents Transaction in the Request for Assignment Notice.

          (iii) In the case where Planet Hollywood timely delivered a Request for Assignment Notice to consummate the Assignment Transaction, if, at least one (1) business day prior to the Last Termination Date, (A) Brel shall deliver to the Company its written consent to an assignment of the Property Agreement to Planet Hollywood, together with (1) an irrevocable and unconditional release of the Company from all of the covenants, agreements and obligations of the "Purchaser" under the Property Agreement and (2) the original Letter of Credit, if any, delivered on behalf of the Company to Brel pursuant to Section 5.02 of the Property Agreement, (B) Planet Hollywood shall deliver to Intell, by wire transfer of immediately available funds to an account designated by Intell, an amount equal to the sum of (1) the Downpayment (as defined in the Property Agreement), together with the interest accrued thereon, (2) the Deposit (as defined in the Development Rights Agreement), together with the interest accrued thereon,
(3) the amount, if any, deposited by the Company with Brel pursuant to
Section 5.02 of the Property Agreement in lieu of the Letter of Credit, (4) all other sums which Brel would have been obligated to pay and/or return to the Company had the Company elected to so terminate the Property Agreement,
(5) all other sums which Lunt would have been obligated to pay and/or return to the Company had the Company elected to so terminate the Development Rights Agreement and (6) an amount, not to exceed Two Million Dollars ($2,000,000), equal to all costs and expenses theretofore incurred by the Company (but not Planet Hollywood) in connection with the Project,
(C) Planet Hollywood shall deliver to the Company an irrevocable and unconditional assumption of all of the Company's obligations under the Property Agreement and Development Rights Agreement and (D) Lunt shall deliver to the Company its written consent to an assignment of the Development Rights Agreement to Planet Hollywood, together with an irrevocable and unconditional release of the Company from all of the covenants, agreements and obligations of the "Buyer" under the Development Rights Agreement, then the Company shall not exercise such right of termination and shall assign, without representation, warranty or recourse, the Company's rights and obligations as the "Purchaser" under the Property Agreement, and the "Buyer" under the Development Rights Agreement, to Planet Hollywood. If the Property Agreement and Development Rights Agreement shall be so assigned to Planet Hollywood, and Planet Hollywood shall have complied with all of the covenants, agreements and obligations, and shall not be in breach of any representation or warranty, of Planet Hollywood under this Agreement, then, upon such assignment, (I) this Agreement shall automatically and without further act of the parties, terminate and be of no further force or effect,
(II) the Deposit shall be returned to Planet Hollywood and (III) neither party shall have any further rights or obligations under this Agreement, except those which expressly survive the termination of this Agreement.

          (iv) In the case where Planet Hollywood timely delivered a Request for Assignment Notice to consummate the Directed Documents Transaction, if, at least one (1) business day prior to the Last Termination Date, Planet Hollywood shall deliver to Intell, (A) by wire transfer of immediately available funds to an account designated by Intell, an amount equal to the sum of (1) the Downpayment (as defined in the Property Agreement), together with the interest accrued thereon, (2) the Deposit (as defined in the Development Rights Agreement), together with the interest accrued thereon, (3) the amount, if any, deposited by the Company with Brel pursuant to Section 5.02 of the Property Agreement in lieu of the Letter of Credit or, if the Letter of Credit was deposited by the Company with Brel, an amount equal to the face amount of such Letter of Credit, (4) all other sums which Brel would have been obligated to pay and/or return to the Company had the Company elected to so terminate the Property Agreement,
(5) all other sums which Lunt would have been obligated to pay and/or return to the Company had the Company elected to so terminate the Development Rights Agreement and (6) an amount, not to exceed Two Million Dollars ($2,000,000), equal to all costs and expenses theretofore incurred by the Company (but not Planet Hollywood) in connection with the Project, and (B) an irrevocable and unconditional assumption of all of the Company's obligations under the Property Agreement and Development Rights Agreement, then the Company shall not exercise such right of termination, and the Company shall request that Brel deliver the Property Agreement Closing Documents directly to Planet Hollywood and that Lunt deliver the Development Rights Agreement Closing Documents directly to Planet Hollywood. At the Property Agreement Closing, Planet Hollywood shall comply with and fulfill all of the Company's obligations as the "Purchaser" under the Property Agreement, and the "Buyer" under the Development Rights Agreement, including, without limitation, the obligation to pay all sums due to Brel and Lunt under the Property Agreement and Development Rights Agreement, respectively. In the event that Planet Hollywood shall deliver the Request For Assignment Notice requesting the Directed Documents Transaction, the delivery of such notice shall automatically constitute the agreement of Planet Hollywood and Guarantor, jointly and severally, to indemnify, defend and hold the Company and the Company Parties free and harmless from and against any and all judgments, claims, liabilities, damages, costs, expenses and losses (including reasonable attorneys' fees and expenses) incurred by any of the Company Parties and arising from or in connection with the Property Agreement, Development Rights Agreement and Property (the "PH Indemnity"). The PH Indemnity shall survive the Closing or termination of this Agreement. If the Property Agreement Closing and Development Rights Agreement Closing occurs, the Property Agreement Closing Documents and Development Rights Agreement Closing Documents are delivered to Planet Hollywood in consummation of a Directed Documents Transaction, Planet Hollywood shall have complied with all of the covenants, agreements and obligations, and shall not be in breach of any representation or warranty, of Planet Hollywood under this Agreement, then, upon the occurrence of all such events, (I) this Agreement shall automatically and without further act of the parties, terminate and be of no further force or effect, (II) the Deposit shall be returned to Planet Hollywood and (III) neither party shall have any further rights or obligations under this Agreement, except those which expressly survive the termination of this Agreement.

          (v) Notwithstanding any provision of this Agreement to the contrary, in no event shall the Company have any express or implied obligation to assign, transfer or convey, or cause the assignment, transfer or conveyance of, any interest of the Company in the Property Agreement or Development Rights Agreement to Planet Hollywood, except as expressly set forth in this Section 8.1(d), and Planet Hollywood acknowledges and agrees that this Section 8.1(d) has no applicability unless and until the Company voluntary elects not to proceed with the acquisition of the Property and Development Rights under the circumstances more particularly described in
Section 8.1(d)(i) above.

     (e) If the Property Agreement shall terminate and be of no further force or effect, then this Agreement shall automatically and without further act of the parties, terminate and be of no further force or effect. If the Property Agreement shall so terminate and Planet Hollywood shall have complied with all of the covenants, agreements and obligations, and shall not be in breach of any representation or warranty, of Planet Hollywood under this Agreement, then, upon such termination of this Agreement, (I) the Deposit shall be returned to Planet Hollywood and (II) neither party shall have any further rights or obligations under this Agreement, except those which expressly survive the termination of this Agreement.


                                  ARTICLE 9.

                             CONDITION OF PROPERTY

     Section 9.1. Condition of Interests; Property. Planet Hollywood is a sophisticated investor and its valuation of, and decision to be admitted as a Member of the Company, pay the Closing Payment and receive the Planet Hollywood Interest and purchase the Retail Parcel is based upon its own independent expert evaluations of such facts and materials deemed relevant by Planet Hollywood and its agents. Planet Hollywood acknowledges that no employee, agent, consultant, advisor or representative of any Company Party has been authorized to make, and that Planet Hollywood has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the generality of the foregoing, Planet Hollywood acknowledges and agrees that, except as expressly set forth in
Article VII hereof, Planet Hollywood is receiving the Planet Hollywood Interest and Retail Parcel "as is" and "where is" on the Closing Date, and, except as expressly set forth in Article VII hereof, no Company Party is making any representation or warranty, express or implied, and Planet Hollywood has not relied on any representation or warranty, express or implied, regarding the Planet Hollywood Interest, Retail Parcel, the Company or Property. No Company Party is liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups", offering memorandum or information pertaining to the Planet Hollywood Interest, Retail Unit, the Company or Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other person.


                                  ARTICLE 10.

                               TRANSACTION COSTS

     Section 10.1. The Company's Transaction Costs. The Company, and not Planet Hollywood, shall be responsible for the cost of the Company's legal counsel, advisors and the other professionals employed by it in connection with the transactions contemplated hereby. The Company shall also be responsible for (a) the policy premiums in respect of any title insurance obtained by the Company for the purchase of the Hotel Parcel and any mortgage title insurance required by the Company's lender (if any), (b) the Company's Percentage of all survey and departmental search costs and updates related to the purchase of the entire Property and (c) the Company's Percentage of all real estate taxes and assessments payable with respect to the Property from and after the Closing Date.

     Section 10.2. Planet Hollywood's Transaction Costs. Planet Hollywood shall be responsible for all costs and expenses associated with (a) Planet Hollywood's legal counsel, advisors, engineers, consultants and the other professionals employed by it in connection with Planet Hollywood's due diligence and the transactions contemplated hereby, (b) the policy premiums in respect of any title insurance obtained by Planet Hollywood for the purchase of the Retail Parcel and any mortgage title insurance required by Planet Hollywood's lender (if any), (c) Planet Hollywood's Percentage of all survey and departmental search costs and updates related to the purchase of the entire Property and (d) Planet Hollywood's Percentage of all real estate taxes and assessments payable with respect to the Property from and after the Closing Date.

     Section 10.3. Property Agreement Adjustments. Upon the calculation of the adjustments to be made between the Company and Brel pursuant to the provisions of Section 14.01 of the Property Agreement, an amount equal to Planet Hollywood's Percentage of the net amount of such adjustments shall be added to (if such net amount is in Brel's favor) or deducted from (if such net amount is in the Company's favor) the Cash Balance of the Closing Payment payable by Planet Hollywood at the Closing pursuant to this Agreement.

     Section 10.4. Survival. The provisions of this Article 10 shall survive the Closing.


                                  ARTICLE 11.

                                  BROKERAGE

     Section 11.1 The Company's Representation and Indemnification. The Company represents and warrants to Planet Hollywood that neither it nor its representatives have engaged or dealt with any broker or other person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement other than Insignia/Edward S. Gordon Co. Inc. (the "Broker").
The Company agrees to pay any commission or other compensation due to Broker pursuant to a separate written agreement, and that it will indemnify and hold harmless Planet Hollywood against all claims, damages, expenses and losses (including reasonable attorneys' fees and expenses) which may be asserted against Planet Hollywood by any person as a result of dealings, arrangements or agreements by the Company or its representatives with any broker other than Broker. Planet Hollywood shall not, by virtue of the Planet Hollywood Interest being acquired pursuant to this Agreement, be directly liable for the payment of any portion of the commission due the Broker or the transaction costs to be paid by the Company pursuant to
Section 10.1 hereof, but such commission and costs shall be proper expenses of the Company for purposes of calculating the amount of any distributions which may be due to Planet Hollywood as Member of the Company after the Closing. The indemnifications set forth in this Section 11.1 shall survive the Closing or termination of this Agreement.

     Section 11.2. Planet Hollywood's Representation and Indemnification. Planet Hollywood represents and warrants to the Company Parties that neither it nor its representatives have engaged or dealt with any broker or other person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement other than Broker, and that it will indemnify and hold harmless the Company Parties against all claims, damages, expenses and losses (including reasonable attorneys' fees and expenses) which may be asserted against the Company Parties by any person as a result of dealings, arrangements or agreements by Planet Hollywood or its representatives with any broker other than Broker. Planet Hollywood agrees to indemnify the Company Parties from all claims, damages, expenses and losses (including reasonable attorneys' fees and expenses) which may be asserted against the Company Parties by any person as a result of dealings, arrangement or agreements by Planet Hollywood with any broker other than Broker. The indemnifications set forth in this Section 11.2 shall survive the Closing or termination of this Agreement.

                                  ARTICLE 12.

                          DEFAULT; REMEDIES; SURVIVAL

     Section 12.1. Planet Hollywood's Default On or Before Closing.

    (a) If,(i) on or prior to the Closing Date, (x) Planet Hollywood defaults in any of the material covenants, agreements or obligations to be performed by Planet Hollywood under this Agreement on or as of the Closing Date (or at the Closing) or (y) any of the Company Parties shall become aware of an inaccuracy in any representation or warranty made by Planet Hollywood pursuant to Section 7.2 hereof which has a material adverse effect on any of the Company Parties and such material inaccuracy is not cured by the earlier of (A) the Closing Date or (B) the date which is ten
(10) days after notice of such inaccuracy from the Company to Planet Hollywood and (ii) the conditions to Planet Hollywood's obligation to make the Capital Contribution and Retail Unit Contribution as set forth in
Section 6.1 hereof have been satisfied and (iii) the Company Parties are ready, willing and able to proceed with the Closing, then, and in any of such events, the Company Parties shall have the right to terminate this Agreement by written notice to Planet Hollywood, and make a claim against Planet Hollywood for damages incurred by the Company as a result of such default and/or material inaccuracy. The provisions of this Section 12.1(a) shall survive the termination of this Agreement only in the event of a termination pursuant to the terms of this Section 12.1(a).

     (b) If the Company Parties, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Planet Hollywood under this Agreement or (ii) a material inaccuracy in any representation or warranty of Planet Hollywood made in this Agreement elects to proceed to Closing, then, upon the consummation of the Closing, the Company Parties shall be deemed to have waived any such default, and shall have no claim against Planet Hollywood on account thereof.

     Section 12.2. Company Parties' Default On or Before Closing.

    (a) If,(i) on or prior to the Closing Date, (x) the Company Parties default in any of the material covenants, agreements or obligations to be performed by the Company Parties under this Agreement on or as of the Closing Date (or at the Closing), (y) Planet Hollywood shall become aware of an inaccuracy in any representation or warranty made by the Company pursuant to Sections 7.1, 7.3, or 7.4 hereof which has a material adverse effect on Planet Hollywood or (z) the Company Parties otherwise materially default hereunder and, in the case of the preceding subclauses (y) or (z), such inaccuracy or other material default is not cured by the earlier of
(A) the Closing Date or (B) the date which is ten (10) days after notice of such default from Planet Hollywood to the Company Parties and (ii) the conditions to the Company's obligation to admit Planet Hollywood as a Member in the Company and permit Planet Hollywood to receive the Planet Hollywood Interest, and purchase the Retail Parcel as set forth in Section
6.2 hereof have been satisfied and (iii) Planet Hollywood is ready, willing and able to proceed with the Closing, then, and in any of such events, Planet Hollywood, as its sole remedy therefor, may either (1) seek specific performance of the Company Parties' obligations hereunder, without abatement, credit against or reduction of the Closing Payment or
(2) terminate this Agreement by written notice to the Company Parties, whereupon the Deposit shall be refunded to Planet Hollywood, and Planet Hollywood shall have the right to make a claim against the Company for damages incurred by Planet Hollywood as a result of such default and/or material inaccuracy. The provisions of this Section 12.2(a) shall survive the termination of this Agreement only in the event of a termination pursuant to the terms of this Section 12.2(a).

    (b) If Planet Hollywood, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by the Company Parties under this Agreement or (ii) a material inaccuracy in any representation or warranty of any Company Party made in this Agreement elects to proceed to Closing, then, upon the consummation of the Closing, Planet Hollywood shall be deemed to have waived any such default or material inaccuracy and shall have no claim against any of the Company Parties on account thereof.

    Section 12.3. Survival.

    (a) Except as otherwise expressly provided in this Agreement to survive the Closing, no provision of this Agreement (i.e., no representation, warranty, covenant, agreement or other obligation set forth in any provision of this Agreement) shall survive the Closing (and, accordingly, no claim arising out of the same may be commenced after the Closing), and the delivery and acceptance of the Retail Parcel and the Planet Hollywood Interest shall be deemed to be full performance and discharge of each such representation, warranty, covenant, agreement or other obligation.

    (b) If, after the Closing, the Company shall first learn of (i) an inaccuracy in any representation or warranty of Planet Hollywood made pursuant to Section 7.2 hereof which, in any case, has a material adverse effect on any Company Party and expressly survives the Closing pursuant to this Agreement or (ii) a default in any of the covenants, agreements or obligations to be performed by Planet Hollywood under this Agreement which expressly survives the Closing, then the Company Parties shall have a claim for damages on account thereof, provided that any such claim shall be brought within the survival period applicable to such representation, warranty covenant, agreement or obligation as set forth in this Agreement, and any claim not brought within such survival period shall be deemed waived.

   (c) If, after the Closing, Planet Hollywood shall first learn of (i) an inaccuracy in any representation or warranty of a Company Party made pursuant to Section 7.1, 7.3 or 7.4 hereof which, in any case, has a material adverse effect on Planet Hollywood and expressly survives the Closing pursuant to this Agreement or (ii) a default in any of the covenants, agreements or obligations to be performed by any Company Party under this Agreement which expressly survives the Closing, then Planet Hollywood shall have a claim against such Company Party for damages on account thereof, provided that any such claim shall be brought within the survival period applicable to such representation, warranty covenant, agreement or obligation as set forth in this Agreement, and any claim not brought within such survival period shall be deemed waived.


                                  ARTICLE 13.

                                   NOTICES

     Section 13.1. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given: (a) upon delivery, if personally delivered; (b) three
(3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail, return receipt requested; or (c) one (1) Business Day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business Day, addressed to the party for whom it is intended at its address hereinafter set forth:

               To the Company Parties:

               Intell Times Square, LLC
               c/o Property Markets Group
               300 East 42nd Street
               New York, New York  10017
               Attention:  Ned White

               with a copy to:

               Madison Broadway Associates LLC
               c/o Madison Equities
               875 Third Avenue
               New York, New York 10022
               Att:  Robert Gladstone

               with a copy to:

               Fried Frank Harris Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Att:  Robert J. Sorin, Esq.

               To Planet Hollywood:

               Planet Hospitality Holdings, Inc.
               7380 Sand Lake Road
               Orlando, Florida 32819
               Att:  General Counsel

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Att:  Alan Lascher, Esq.

or at such other address in the United States of America as may be designated by either of the parties in a written notice given in accordance with the provisions of this Section. The attorney for any party may send notices on that party's behalf.


                                  ARTICLE 14.

                            Intentionally Omitted

                                  ARTICLE 15.

                                 MISCELLANEOUS

     Section 15.1.  Governing Law; Jurisdiction and Venue.

    (a) This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard to conflict of law principles.

    (b) For the purposes of any suit, action or proceeding involving this Agreement, Planet Hollywood, the Company, Intell and Madison hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Planet Hollywood, the Company, Intell and Madison agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any of said parties. In furtherance of such agreement, Planet Hollywood agrees upon the request of the Company to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

    (c) Planet Hollywood, the Company, Intell and Madison hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 15.2. Further Assurances. In addition to the obligations required to be performed hereunder by the Company Parties and Planet Hollywood at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments, as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this Section
15.2 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).

     Section 15.3. Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of the Company Parties and Planet Hollywood, their successors and permitted assigns.

     Section 15.4.  Assignment.

    (a) Except as otherwise expressly permitted in this Section 15.4, neither this Agreement nor any of the rights of Planet Hollywood hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without the Company's prior written consent and any purported assignment, transfer or encumbrance without the Company's prior written consent shall be void.

    (b) Notwithstanding the foregoing provisions of Section 15.4(a), Planet Hollywood shall have the right to assign this Agreement to an Affiliate of Planet Hollywood International, Inc.; provided that, as a condition to the effectiveness of such assignment, (i) Planet Hollywood shall give to the Company prior written notice of such assignment and (ii) such Affiliate assignee shall agree in writing for the benefit of the Company to assume and be bound by all of the terms, covenants and provisions of this Agreement and deliver an original counterpart of such executed assumption to the Company. In no event shall any permitted assignment of this Agreement relieve the assignor of its obligations under this Agreement.

    (c) Notwithstanding the foregoing provisions of Section 15.4(a), Planet Hollywood shall have the right to assign this Agreement or its rights to the Retail Parcel under this Agreement to Atlantic Financial Group, Ltd. ("Atlantic"), or an Affiliate of SunTrust Bank, Central Florida, National Association ("Suntrust"); provided that, as a condition to the effectiveness of such assignment (i) Suntrust shall be financing Planet Hollywood's acquisition of the Retail Parcel pursuant to a synthetic leasing and/or mortgage transaction and, concurrently with such assignment, entering into, among other agreements, a lease with PH-III, as lessee, for the Retail Unit and (ii) Planet Hollywood grants to Atlantic or an affiliate of Suntrust all licenses, patents, trademarks and other rights necessary to operate a Planet Hollywood themed restaurant, which grant shall unconditionally and irrevocably continue in the event of termination of the synthetic lease. In no event shall any permitted assignment of this Agreement relieve the assignor of its obligations under this Agreement.

    (d) Without limiting the Company's ability to freely assign this Agreement, the Company shall have the right to collaterally assign this Agreement to Nomura Asset Capital Corporation or an Affiliate of Nomura Asset Capital Corporation.

     Section 15.5. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Planet Hollywood and the Company Parties and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Planet Hollywood and the Company Parties and their permitted assigns any rights of any nature whatsoever.

    Section 15.6. Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, sets forth the entire agreement between Planet Hollywood and the Company Parties relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating to the Membership Interests, the Retail Parcel and the Property are superseded hereby.

    Section 15.7. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

    Section 15.8. Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Planet Hollywood and the Company Parties.

    Section 15.9. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTIES, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

    Section 15.10. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the other by reason of a breach of the foregoing covenant.

    Section 15.11. Captions; Interpretation.

    (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. All references to "Articles" and "Sections" without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise.

    (b) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

    (c) The use of the term "including" shall mean in all cases "including but not limited to" unless specifically designated otherwise.

    (d) No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

     Section 15.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Planet Hollywood and the Company Parties shall bind Planet Hollywood and the Company Parties as if they had each executed the same counterpart.

     Section 15.13. No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

     Section 15.14. Time of Essence. Time shall be of the essence with respect to this Agreement and the covenants and obligations of the parties hereunder.

     Section 15.15. Attorney's Fees. In the event that either party hereto shall commence litigation against the other in connection herewith, the losing party in such action shall reimburse the attorneys' fees and disbursements of the prevailing party in such action.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the date and year first above written.

                    TIMES SQUARE PARTNERS LLC, a New
                    York limited liability company

                    By: SPE Times Square, Inc., a New York
                        corporation, its Managing Member

                        By:
                           --------------------------------
                           Name:
                           Title:

                    MADISON BROADWAY ASSOCIATES
                    LLC, a New York limited liability company


                    By:
                       ------------------------------------
                       Name:
                       Title:


                    INTELL TIMES SQUARE, LLC, a New York
                    limited liability company


                    By:
                       ------------------------------------
                       Name:
                       Title:


                    PLANET HOSPITALITY HOLDINGS, INC., a
                    Florida corporation


                    By:
                       ------------------------------------
                       Name:
                       Title:

AGREEMENT OF :

The undersigned hereby acknowledges receipt of $33,000,000, and agrees to hold such sum in escrow pursuant to the provisions of Sections 3.1 and 3.2 of this Agreement.

FRIED FRANK HARRIS SHRIVER & JACOBSON

By:
   ------------------------------------
   Name:
   Title:

                                  EXHIBIT A

                        Form of Operating Agreement

                                  EXHIBIT B

                     Form of Declaration of Easements

                                  EXHIBIT C

                        Form of Improvements Agreement

                                  EXHIBIT D

                             Financial Statements

                                  EXHIBIT E

                         Form of License Agreement

                                  EXHIBIT F

                                    Land

                                  Schedule A

                                  Litigation

Planet Hollywood (Region IV), Inc. et al v. Hollywood Casino Corporation, et al


                                         -41-